Exhibit 99.1

Devon Energy and WPX Energy to Combine in Merger of Equals, Creating a Leading Energy Company Focused on Generating Free Cash Flow and Return of Capital to Shareholders

KEY HIGHLIGHTS

•	Merger of equals creates a leading unconventional oil producer in the U.S.

•	Builds a dominant Delaware Basin acreage position totaling 400,000 net acres

•	All-stock transaction accretive to per-share metrics in year one and maintains financial strength

•	Expect to achieve cost savings that will drive $575 million of annual cash flow improvements by year-end 2021

•	Maintenance capital funding requirements in 2021 improve to $33 WTI and $2.75 Henry Hub pricing

•	Enhanced operating scale accelerates transformation to a cash-return business model

•	Combined company to implement “fixed plus variable” dividend strategy

•	Dave Hager to serve as executive chairman of the board; Rick Muncrief to serve as president and CEO

OKLAHOMA CITY & TULSA, Okla. – Sept. 28, 2020 – Devon Energy (“Devon”) (NYSE: DVN) and WPX Energy (“WPX”) (NYSE: WPX) today announced they have entered into an agreement to combine in an all-stock merger of equals transaction. The strategic combination will create a leading unconventional oil producer in the U.S., with an asset base underpinned by a premium acreage position in the economic core of the Delaware Basin. The combined company, which will be named Devon Energy, will benefit from enhanced scale, improved margins, higher free cash flow and the financial strength to accelerate the return of cash to shareholders through an industry-first “fixed plus variable” dividend strategy.

TRANSACTION DETAILS

Under the terms of the agreement, WPX shareholders will receive a fixed exchange ratio of 0.5165 shares of Devon common stock for each share of WPX common stock owned. The exchange ratio, together with closing prices for Devon and WPX on Sept. 25, 2020, results in an enterprise value for the combined entity of approximately $12 billion. Upon completion of the transaction, Devon shareholders will own approximately 57 percent of the combined company and WPX shareholders will own approximately 43 percent of the combined company on a fully diluted basis.

The transaction, which is expected to close in the first quarter of 2021, has been unanimously approved by the boards of directors of both companies. Funds managed by EnCap Investments L.P. own approximately 27 percent of the outstanding shares of WPX and have entered into a support agreement to vote in favor of the transaction. The closing of the transaction is subject to customary closing conditions, including approvals by Devon and WPX shareholders.

CEO COMMENTARY

“This merger is a transformational event for Devon and WPX as we unite our complementary assets, operating capabilities and proven management teams to maximize our business in today’s environment, while positioning our combined company to create value for years to come,” said Dave Hager, Devon’s president and CEO. “Bringing together our asset bases will drive immediate synergies and enable the combined company to accelerate free cash flow growth and return of capital to shareholders. In addition to highly complementary assets, Devon and WPX have similar values, and a disciplined returns-oriented focus, reinforcing our belief that this is an ideal business combination.”

“This merger-of-equals strengthens our confidence that we will achieve all of our five-year targets outlined in late 2019,” said Rick Muncrief, WPX’s chairman and CEO. “The combined company will be one of the largest unconventional energy producers in the U.S. and with our enhanced scale and strong financial position, we can now accomplish these objectives for shareholders more quickly and efficiently. We will create value for shareholders of both companies through the disciplined management of our combined assets and an unwavering focus on profitable, per-share growth.”

STRATEGIC RATIONALE

•

Accelerates cash-return business model – The merger accelerates Devon’s transition to a business model that prioritizes free cash flow generation over production growth. With this highly disciplined strategy, management is committed to limiting reinvestment rates to approximately 70 to 80 percent of operating cash flow and restricting production growth to 5 percent or less annually. Free cash flow will be deployed toward higher dividends, debt reduction and opportunistic share repurchases.

•

Immediately accretive to financial metrics – The transaction is expected to be immediately accretive to all relevant per-share metrics in the first year, including: earnings, cash flow, free cash flow, and net asset value, as well as accretive to return on invested capital. The combination is also expected to enhance the company’s credit profile and decrease its overall cost of capital.

•

Maintains strong balance sheet and liquidity – The all-stock transaction ensures the combined company will retain a strong balance sheet with a pro forma net debt-to-EBITDAX ratio of 1.6x on a trailing 12-month basis and is targeting a leverage ratio of approximately 1.0x over the longer term. The combined company will also have excellent liquidity with approximately $1.7 billion of cash on hand and $3 billion of undrawn capacity on its credit facility expected at closing.

•

Increases scale and diversification – The transaction creates one of the largest unconventional oil producers in the U.S. with production of 277,000 barrels per day. The combined company will benefit from a premier multi-basin portfolio, headlined by the world-class acreage position in the Delaware Basin that is 400,000 net acres and accounts for nearly 60 percent of the combined company’s total oil production. The Delaware Basin acreage is geographically diversified between southeast New Mexico and Texas, with only 35 percent of the leasehold on federal land. The consolidated Delaware footprint provides a multi-decade inventory of high-return opportunities at combined activity levels of 17 drilling rigs. The balance of the portfolio will be diversified across high-margin, high-return resource plays in the Anadarko Basin, Williston Basin, Eagle Ford Shale and Powder River Basin.

•

Drives significant cost synergies – Cost savings from initiatives underway in the second half of 2020 and synergies resulting from the merger are expected to drive $575 million in annual cash flow improvements by year-end 2021. These cost improvements are expected to be attained through operational efficiencies, general and administrative savings and reduced financing expense. The net present value of these cost synergies over the next 5 years equates to more than $2 billion of value. The all-stock transaction structure allows shareholders of both Devon and WPX to benefit from the cost synergies and significant upside potential of the combined company.

•

Supports implementation of a “fixed plus variable” dividend strategy – With the business scaled to consistently generate free cash flow, Devon is initiating a new dividend strategy that pays a fixed dividend and evaluates a variable distribution on a quarterly basis. The fixed dividend is paid quarterly at a rate of $0.11 per share and the target payout is approximately 10 percent of operating cash flow. In addition to the fixed quarterly dividend, up to 50 percent of the remaining free cash flow on a quarterly basis will be distributed to shareholders through a variable distribution. This enhanced dividend strategy is effective immediately upon close of the transaction.

•

Shared commitment to ESG excellence – Both Devon and WPX share an uncompromising commitment to ESG leadership, employee safety and environmental responsibility. Consistent with this commitment, the combined company will pursue measurable ESG targets, including methane intensity reduction, and will have progressive actions and practices in place to advance inclusion and diversity. Further, ESG metrics will be incorporated into the compensation structure and the board will monitor ESG goals and results.

•

Combines complementary cultures – Devon and WPX share similar values and this combination is designed to optimize the strengths of both companies’ operating philosophies to drive the continued growth and success of the business.

LEADERSHIP AND HEADQUARTERS

Following the merger, the board of directors will consist of 12 members, 7 directors from Devon and 5 from WPX including the lead independent director. Dave Hager will be appointed executive chairman of the board, and Rick Muncrief will be named president and CEO. The combined company’s executive team will include Jeff Ritenour as executive vice president and chief financial officer, Clay Gaspar as executive vice president and chief operating officer, David Harris as executive vice president and chief corporate development officer, Dennis Cameron as executive vice president and general counsel, and Tana Cashion as senior vice president of human resources. The combined company will be headquartered in Oklahoma City.

PRELIMINARY PRO FORMA 2021 OUTLOOK

Detailed forward-looking guidance for the full-year 2021 will be provided upon closing of the transaction. Based on current supply and demand dynamics, product inventory levels, and other leading economic indicators, the company expects to design capital activity plans to maintain base production.

The maintenance capital requirements to keep oil production flat in 2021 versus 2020 fourth-quarter exit rates of greater than 280,000 barrels per day is estimated at approximately $1.7 billion. Pro forma for cost synergies, these maintenance capital requirements in 2021 are estimated to be funded at $33 WTI and $2.75 Henry Hub pricing.

ADVISORS

J.P. Morgan Securities LLC is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to Devon. Citi is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to WPX. Vinson & Elkins LLP is serving as legal advisor to EnCap Investments L.P.

CONFERENCE CALL WEBCAST AND ADDITIONAL MATERIALS

Devon and WPX will discuss this transaction today on a conference call and webcast at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). Institutional investors and analysts are invited to participate in the call by dialing (833) 241-4259, or (647) 689-4210 for international calls using conference ID: 9744729. Other interested parties, including individual investors, members of the media and employees of Devon and WPX, are encouraged to participate via webcast. The webcast may be accessed from Devon’s home page at www.devonenergy.com or WPX’s home page at www.wpxenergy.com.

ABOUT THE COMPANIES

Devon Energy is a leading independent energy company engaged in finding and producing oil and natural gas. Based in Oklahoma City and included in the S&P 500, Devon operates in several of the most prolific oil and natural gas plays in the U.S. with an emphasis on achieving strong corporate-level returns and capital-efficient cash-flow growth.

WPX is an independent energy producer with core positions in the Permian and Williston basins. WPX’s production is approximately 80 percent oil/liquids and 20 percent natural gas. The company also has an infrastructure portfolio in the Permian Basin. Visit www.wpxenergy.com for more information.

Devon Investor Contacts	WPX Energy Investor Contact
Scott Coody, 405-552-4735	David Sullivan, 539-573-9360
Chris Carr, 405-228-2496

Devon Media Contact	WPX Energy Media Contact
Lisa Adams, 405-228-1732	Kelly Swan, 539-573-4944

Devon ESG Contact
Chris Kirt, 405-552-8028

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger (the “Proposed Transaction”) of Devon Energy Corporation (“Devon”) and WPX Energy, Inc. (“WPX”), Devon will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of Devon’s common stock to be issued in connection with the Proposed Transaction. The registration statement will include a document that serves as a prospectus of Devon and a proxy statement of each of Devon and WPX (the “joint proxy statement/prospectus”), and each party will file other documents regarding the Proposed Transaction with the SEC. INVESTORS AND SECURITY HOLDERS OF DEVON AND WPX ARE ADVISED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DEVON, WPX, THE PROPOSED TRANSACTION AND RELATED MATTERS. A definitive joint proxy statement/prospectus will be sent to the stockholders of each of Devon and WPX when it becomes available. Investors and security holders will be able to obtain copies of the registration statement and the joint proxy statement/prospectus and other documents containing important information about Devon and WPX free of charge from the SEC’s website when it becomes available. The documents filed by Devon with the SEC may be obtained free of charge at Devon’s website at www.devonenergy.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Devon by requesting them by mail at Devon, Attn: Investor Relations, 333 West Sheridan Ave, Oklahoma City, OK 73102. The documents filed by WPX with the SEC may be obtained free of charge at WPX’s website at www.wpxenergy.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from WPX by requesting them by mail at WPX, Attn: Investor Relations, P.O. Box 21810, Tulsa, OK 74102.

PARTICIPANTS IN THE SOLICITATION

Devon, WPX and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Devon’s and WPX’s stockholders with respect to the Proposed Transaction. Information about Devon’s directors and executive officers is available in Devon’s Annual Report on Form 10-K for the 2019 fiscal year filed with the SEC on February 19, 2020, and its definitive proxy statement for the 2020 annual meeting of shareholders filed with the SEC on April 22, 2020. Information about WPX’s directors and executive officers is available in WPX’s Annual Report on Form 10-K for the 2019 fiscal year filed with the SEC on February 28, 2020 and its definitive proxy statement for the 2020 annual meeting of shareholders filed with the SEC on March 31, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the Proposed Transaction when they become available. Stockholders, potential investors and other readers should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

NO OFFER OR SOLICITATION

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FORWARD LOOKING STATEMENTS

This communication includes “forward-looking statements” as defined by the SEC. Such statements include those concerning strategic plans, Devon’s and WPX’s expectations and objectives for future operations, as well as other future events or conditions, and are often identified by use of the words and phrases such as “expects,” “believes,” “will,” “would,” “could,” “continue,” “may,” “aims,” “likely to be,” “intends,” “forecasts,” “projections,” “estimates,” “plans,” “expectations,” “targets,” “opportunities,” “potential,” “anticipates,” “outlook” and other similar terminology. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that Devon or WPX expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Devon’s and WPX’s control. Consequently, actual future results could differ materially from Devon’s and WPX’s expectations due to a number of factors, including, but not limited to: the risk that Devon’s and WPX’s businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the Proposed Transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate, including the risk of new restrictions with respect to hydraulic fracturing or other development activities on Devon’s or WPX’s federal acreage or their other assets; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; the risk that Devon or WPX may be unable to obtain governmental and regulatory approvals required for the Proposed Transaction, or that required governmental and regulatory approvals may delay the Proposed Transaction or result in the imposition of conditions that could reduce the anticipated benefits from the Proposed Transaction or cause the parties to abandon the Proposed Transaction; the risk that a condition to closing of the Proposed Transaction may not be satisfied; the length of time necessary to consummate the Proposed Transaction, which may be longer than anticipated for various reasons; potential liability resulting from pending or future litigation; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the Proposed Transaction on relationships with customers, suppliers, competitors, management and other employees; the ability to hire and retain key personnel; reliance on and integration of information technology systems; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the volatility of oil, gas and natural gas liquids (NGL) prices; uncertainties inherent in estimating oil, gas and NGL reserves; the impact of reduced demand for our products and products made from them due to governmental and societal actions taken in response to the COVID-19 pandemic; the uncertainties, costs and risks involved in Devon’s and WPX’s operations, including as a result of employee misconduct; natural disasters, pandemics, epidemics (including COVID-19 and any escalation or worsening thereof) or other public health conditions; counterparty credit risks; risks relating to Devon’s and WPX’s indebtedness; risks related to Devon’s and WPX’s hedging activities; competition for assets, materials, people and capital; regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters; cyberattack risks; Devon’s and WPX’s limited control over third parties who operate some of their respective oil and gas properties; midstream capacity constraints and potential interruptions in production; the extent to which insurance covers any losses Devon or WPX may experience; risks related to investors attempting to effect change; general domestic and international economic and political conditions, including the impact of COVID-19; and changes in tax, environmental and other laws, including court rulings, applicable to Devon’s and WPX’s business.

In addition to the foregoing, the COVID-19 pandemic and its related repercussions have created significant volatility, uncertainty and turmoil in the global economy and Devon’s and WPX’s industry. This turmoil has included an unprecedented supply-and-demand imbalance for oil and other commodities, resulting in a swift and material decline in commodity prices in early 2020. Devon’s and WPX’s future actual results could differ materially from the forward-looking statements in this communication due to the COVID-19 pandemic and related impacts, including, by, among other things: contributing to a sustained or further deterioration in commodity prices; causing takeaway capacity constraints for production, resulting in further production shut-ins and additional downward pressure on impacted regional pricing differentials; limiting Devon’s and WPX’s ability to access sources of capital due to disruptions in financial markets; increasing the risk of a downgrade from credit rating agencies; exacerbating counterparty credit risks and the risk of supply chain interruptions; and increasing the risk of operational disruptions due to social distancing measures and other changes to business practices. Additional information concerning other risk factors is also contained in Devon’s and WPX’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond Devon’s or WPX’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per share of Devon or WPX for the current or any future financial years or those of the combined company will necessarily match or exceed the historical published earnings per share of Devon or WPX, as applicable. Neither Devon nor WPX gives any assurance (1) that either Devon or WPX will achieve their expectations, or (2) concerning any result or the timing thereof, in each case, with respect to the Proposed Transaction or any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All subsequent written and oral forward-looking statements concerning Devon, WPX, the Proposed Transaction, the combined company or other matters and attributable to Devon or WPX or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Devon and WPX assume no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.